EXHIBIT 99.1

21st Century Holding Company Reports Fourth Quarter and Full Year Earnings and Declares Quarterly Dividend

LAUDERDALE LAKES, Fla., March 5, 2009 (GLOBE NEWSWIRE) -- 21st Century Holding Company (Nasdaq:TCHC), today reported results for the quarter and year ended December 31, 2008 and announced that its Board of Directors declared a quarterly dividend of $0.06 per common share payable on June 1, 2009 to shareholders of record as of May 1, 2009 at its regular quarterly meeting. The Company believes that it is a prudent measure to take in reducing the dividend to a level that the Company can support under normal operating conditions, as well as to preserve capital for future opportunities.

For the three months ended December 31, 2008, the Company reported a net loss of $2.8 million, or $0.35 per share on 8,013,894 average shares outstanding, as compared to net income of $8.1 million, or $1.02 per share on 7,913,249 average shares outstanding in the same three-month period last year.

For the twelve months ended December 31, 2008, the Company reported a net loss of $2.5 million, or $0.31 per share on 7,979,436 average undiluted shares outstanding, as compared to net income of $21.3 million, or $2.69 per share on 7,922,542 average undiluted shares outstanding in the same twelve-month period last year. On a diluted share basis, the Company reported a net loss of $0.31 per share, based on the same 7,979,436 average undiluted shares outstanding, as compared to $2.65 per share, based on 8,030,205 average diluted shares outstanding for the twelve months ended December 31, 2007.

Realized investment losses of $0.8 million, net of a $0.5 million income tax benefit, were reported by the Company for the three months ended December 31, 2008. Excluding these losses, the net loss would have been $2.0 million for the same three month period. Realized investment losses of $6.6 million, net of a $4.0 million income tax benefit, were reported by the Company for the twelve months ended December 31, 2008. Excluding these losses, the net income would have been $4.1 million for the same twelve month period.

Net premiums earned decreased $10.0 million or 40.4% to $14.8 million for the three months ended December 31, 2008 as compared to $24.9 million for the same three month period last year. Net premiums earned decreased $34.1 million or 34.4% to $65.1 million for the twelve months ended December 31, 2008 as compared to $99.2 million for the same twelve month period last year.

Total revenues decreased $13.6 million or 46.0% to $15.9 million for the three months ended December 31, 2008, as compared to $29.5 million for the same three-month period last year. Total revenues decreased $51.8 million or 43.5% to $67.4 million for the twelve months ended December 31, 2008, as compared to $119.1 million for the same twelve month period last year.

Michael H. Braun, Chief Executive Officer, said, "Although 2008 results were disappointing, the Company intends on increasing its premiums by expanding the scope of its authorized lines of business and enhancing the marketing activities of its insurance products.

"We believe that Federated National is well positioned in today's homeowners' property insurance market place and poised to significantly expand its market share. We expect that there will be increased demand for insurance policies in the Florida property market in 2009 and 2010. One of the reasons for this increase is the continued exodus of the national property insurance carriers from Florida. During 2009 we expect to grow in-force homeowner policies with new marketing initiatives and the Citizen Property Insurance Company assumption program.

"American Vehicle is also positioned in today's market place with new products to complement its established commercial general liability core product line. During 2009, we expect to see a modest growth in premiums and the introduction of several new insurance products to complement the needs of our commercial general liability customers."

The Company's CEO, Michael H. Braun, and its CFO, Peter J. Prygelski, III, will discuss the financial results and review the outlook for the Company at a conference call to be held on Thursday, March 5 at 4:30 p.m. (ET). Messrs. Braun and Prygelski invite interested parties to participate in the conference call. A live webcast of the call will be available online at http://www.21stcenturyholding.com in the Conference Calls section. Listeners interested in participating in the Q&A session can access the conference call by dialing toll free 877-591-4959. Please call at least five minutes in advance to ensure that you are connected prior to the presentation.

About the Company

The Company, through its subsidiaries, underwrites commercial general liability insurance, homeowners' property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the states of Alabama, Louisiana and Texas for more than 300 classes of business, including special events. The Company is approved to operate as a surplus lines/non-admitted carrier in the states of Arkansas, California, Georgia, Kentucky, Maryland, Missouri, Nevada, Oklahoma, South Carolina, Tennessee, and Virginia and offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers' lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, the success of the Company's new marketing initiatives and introduction of its new product lines, inflation and other changes in economic conditions (including changes in interest rates and financial markets); the impact of new regulations adopted in Florida which affect the property and casualty insurance market; the costs of reinsurance and the collectability or reinsurance, assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to obtain regulatory approval for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against us, including the terms of any settlements; risks related to the nature of our business; dependence on investment income and the composition of our investment portfolio; the adequacy of our liability for loss and loss adjustment expense; insurance agents; claims experience; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by us in this report, and our other filings with the SEC, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and the Form 10-K for the year ended December 31, 2008 to be filed on or before March 16, 2009. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods. The Company undertakes no obligations to update, change or revise any forward-looking statement, whether as a result of new information, additional or subsequent developments or otherwise.

                      21st CENTURY HOLDING COMPANY
                  Consolidated Statements of Operations
                             (Unaudited)

               Three Months Ended Dec 31,  Twelve Months Ended Dec 31,
 Revenue:           2008          2007         2008          2007
                    ----          ----         ----          ----
  Gross
   premiums
   written     $ 17,553,107  $ 23,875,468  $ 88,247,981  $133,591,334
  Gross
   premiums
   ceded           (621,998)    1,994,459   (34,553,348)  (44,550,721)
               ------------  ------------  ------------  ------------

    Net
    premiums
    written      16,931,109    25,869,927    53,694,633    89,040,613
               ------------  ------------  ------------  ------------

  Decrease
   in prepaid
   reinsurance
   premiums      (7,962,192)  (12,755,101)   (6,131,063)  (11,251,117)
  Decrease in
   unearned
   premiums       5,846,852    11,741,312    17,566,101    21,434,625
               ------------  ------------  ------------  ------------
    Net change
     in
     prepaid
     reinsurance
     premiums
     and
     unearned
     premiums    (2,115,340)   (1,013,789)   11,435,038    10,183,508
               ------------  ------------  ------------  ------------

    Net
     premiums
     earned      14,815,769    24,856,138    65,129,671    99,224,121
  Commission
   income           401,453       291,866     1,611,886     7,213,752
  Finance
   revenue           81,731        81,925       350,198       544,893
  Managing
   general
   agent
   fees             369,471       434,329     1,745,243     2,034,503
  Net
  investment
  income          1,037,206     1,935,790     6,354,084     7,964,444
  Net realized
   investment
   (losses)
   gains         (1,284,130)    1,343,808   (10,592,770)     (145,419)
  Regulatory
   assessments
   recovered        485,518       394,359     2,104,113     1,654,685
  Other income       14,500       144,742       654,482       641,151
               ------------  ------------  ------------  ------------

    Total
     revenue     15,921,518    29,482,957    67,356,907   119,132,130
               ------------  ------------  ------------  ------------

 Expenses:
  Loss and
  loss adjust-
  ment expenses  11,612,927     9,008,716    41,868,260    47,618,922
  Operating and
   underwriting
   expenses       2,402,942     1,734,648     7,102,328    12,683,627
  Salaries and
   wages          1,820,021     1,666,624     7,427,785     6,731,533
  Interest
   expense               --         (260)            --       172,817
  Policy
   acquisition
   costs, net of
   amortization   2,966,437     4,524,145    14,760,249    19,419,915
               ------------  ------------  ------------  ------------

    Total
     expenses    18,802,327    16,933,873    71,158,622    86,626,814

 (Loss) income
  before pro-
  vision for
  income tax
  (benefit)
  expense        (2,880,809)   12,549,084    (3,801,715)   32,505,316
 Provision for
  income tax
  (benefit)
  expense          (107,450)    4,459,323    (1,323,775)   11,225,519
               ------------  ------------  ------------  ------------
    Net (loss)
     income    $ (2,773,359) $  8,089,761  $ (2,477,940) $ 21,279,797
               ============  ============  ============  ============
 Basic net
  (loss) income
  per share    $      (0.35) $       1.02  $      (0.31) $       2.69
               ============  ============  ============  ============
 Fully diluted
  net (loss)
  income per
  share        $      (0.35) $       1.01  $      (0.31) $       2.65
               ============  ============  ============  ============

 Weighted
  average
  number
  of common
  shares
  outstanding     8,013,894     7,913,249     7,979,436     7,922,542
               ============  ============  ============  ============

 Weighted
  average
  number
  of common
  shares
  outstanding
  (assuming
  dilution)       8,013,894     7,988,203     7,979,436     8,030,205
               ============  ============  ============  ============

 Dividends
 paid per
 share         $       0.18  $       0.18  $       0.72  $       0.72
               ============  ============  ============  ============

                      21st CENTURY HOLDING COMPANY
                           Other Selected Data
                               (Unaudited)

 Balance Sheet
 -------------
                                                  Period Ending
                                            12/31/08        12/31/07
                                            --------        --------
 Total Cash & Investments                 $150,642,267    $158,748,019
 Total Assets                             $197,109,242    $219,360,763
 Unpaid Loss and Loss Adjustment Expense   $64,782,486     $59,684,790
 Total Liabilities                        $120,878,326    $138,104,140
 Total Shareholders' Equity                $76,230,916     $81,256,623
 Common Stock Outstanding                    8,013,894       7,871,234
 Book Value Per Share                            $9.51          $10.32

 Premium Breakout
 ----------------
                          3 Months Ending          12 Months Ending
 Line of Business       12/31/08   12/31/07      12/31/08    12/31/07
 ----------------       --------   --------      --------    --------
                       (Dollars in thousands)   (Dollars in thousands)
 Homeowners'             $12,389    $17,031       $60,709     $99,502
 Commercial
  General
  Liability                4,404      6,620        23,790      32,222
 Federal Flood               648         --         3,262          --
 Automobile                  112        225           487       1,867
                         -------    -------       -------    --------

 Gross Written
  Premiums               $17,553    $23,875       $88,248    $133,591
                         =======    =======       =======    ========

 Commercial General Liability
  Written Premium by State
  ------------------------
                          3 Months Ending          12 Months Ending
 State                  12/31/08   12/31/07      12/31/08    12/31/07
 -----                  --------   --------      --------    --------
                       (Dollars in thousands)   (Dollars in thousands)
 Alabama                     $19        $26          $117         $26
 Arkansas                     --         --            12          --
 California                   18         23           269          23
 Florida                   3,119      4,125        16,011      21,192
 Georgia                      97        223           568       1,023
 Kentucky                     --          3             1           8
 Louisiana                   980      1,548         4,481       5,595
 Maryland                     --         --             2          --
 South Carolina                4         48            70         182
 Texas                       168        611         2,252       4,127
 Virginia                     --         14             7          46
                         -------    -------       -------    --------

 Gross Written Premiums   $4,405     $6,621       $23,790     $32,222
                         =======    =======       =======    ========

 Loss Ratios
 -----------
                          3 Months Ending          12 Months Ending
 Line of Business       12/31/08   12/31/07      12/31/08    12/31/07
 ----------------       --------   --------      --------    --------
 Homeowners'               49.3%      28.6%         56.2%       37.4%
 Commercial General
  Liability               120.4%      69.4%         77.0%       58.9%
 Automobile              (78.3)%     (4.0)%          1.8%      140.0%
 All Lines                 78.4%      36.3%         64.3%       48.0%

CONTACT:  21st Century Holding Company
          Peter J. Prygelski, CFO
          (954) 308-1252
          (954) 581-9993